Exhibit 99.1

                                                        Exhibit 99.1


   First Aviation Announces Fourth Quarter & Full Year Results


    WESTPORT, Conn.--(BUSINESS WIRE)--May 1, 2003--First Aviation Services Inc. (Nasdaq:FAVS), one of the premier suppliers of products and services to the aerospace industry worldwide, today announced fourth quarter and full year results.
    For the fourth quarter, net sales decreased $1.6 million, or 6.4% over that reported in the prior year, while gross profit decreased $1.0 million, or 21.0%, from the prior year. Principally as a result of non-cash charges to increase its bad debt reserves ($0.8 million), due to industry and economic conditions, and to establish an allowance against its deferred income tax assets ($2.0 million), the Company incurred a net loss for the three months January 31, 2003 of $3.3 million, or $0.45 per share, compared to net income of $0.9 million, or $0.12 per share in the prior year. The income tax charge to establish the valuation allowance against the Company's deferred income tax assets was in accordance with the provisions of Statement of Financial Accounting Standards Pronouncement No. ("FAS") 109, "Accounting for Income Taxes." The valuation allowance will be reversed in future years if financial results increase sufficiently to support the book value of the assets.
    Without the charge to increase the allowance for doubtful accounts, selling, general, and administrative expenses for the quarter increased decreased 4.4% from that reported in the prior year. Corporate expenses decreased 8.2% from the previous year. In the fourth quarter, the Company reclassified shipping and handling costs to cost of sales from selling, general and administrative expenses. This change was been reflected in all periods presented.
    Full year and fourth quarter results were negatively impacted by depressed economic conditions and declining aerospace industry activity.
    Highlights for the year ended January 31, 2003 were as follows:

    -- Net cash provided by operating activities for the year was $3.4 million -- an 81% increase over the prior year. The net change in cash was a use of $5.1 million, principally due to the payment of a dividend in January.

    -- In January the Company paid a special cash dividend of $1.00 per share for a total payout of $7.3 million.

    -- Cash on hand at January 31, 2003 was 26.0 million, or $3.59 per share, book value was $36.1 million, or $4.98 per share.

    -- In July, Aerospace Products International Inc. ("API") was awarded a five-year contract with Gulfstream Aerospace
        Corporation for supply chain management services for its aftermarket support business.

    -- Allowance for bad debts was increased $1.0 million, to 11% of the gross trade receivable balances.

    -- Corporate expenses decreased 8.9% for the year compared to the prior year.

    -- The Company took a charge in the first quarter of $2.7 million to write-off its goodwill upon adoption of FAS 142, "Goodwill and Other Intangibles."

    Michael Culver, President and CEO of First Aviation, said, "We are pleased that our net cash provided by operating activities for the full year increased 81% over that of the prior year. The fourth quarter was disappointing in terms of results and brought to a close a very difficult year for our industry. However, competitors in the industry that are not as strong as First Aviation are experiencing financial difficulties and liquidity issues. Various aerospace industry indices indicate that business is down at least 20% over the prior year. With a 6.4% decrease in sales in the quarter, we believe that API is taking market share. Our balance sheet is strong, and our cash position, liquidity and borrowing capability continue to be excellent, and, we believe, among the tops in our industry. We believe that the Company's stock price continues to be undervalued with a book value per share of $4.98 and cash per share of $3.59."
    For the full year net sales decreased to $101.7 million, or 3.7%, compared to $105.7 million reported for the prior year. Gross profit decreased to $18.5 million, or 2.9%, compared to $19.0 million reported for the prior year. Selling, general and administrative expenses increased $0.8 million, or 4.5%, due to the increase in the allowance for doubtful accounts previously described. Without this charge, selling, general and administrative expenses essentially were flat.
    Culver further stated, "We are examining all our activities in order to focus on those that produce value and those that do not. These actions will serve to refine our business model to be appropriate for the environment ahead. We set aggressive goals for our management team for fiscal year 2004."
    First Aviation, located in Westport, Connecticut is a worldwide leader in providing aerospace products and services to aircraft operators of some of the most widely used commercial and general aviation aircraft. Its operations include API, based in Memphis, Tennessee. In addition to its components and parts supply services, API offers overhaul and repair services for brakes and starter/generators, and builds custom hose assemblies. API also is a leading provider of supply chain management and customized third party logistics services and technology solutions, including inventory management services, to the aerospace industry worldwide. With locations in the U.S., Canada and Asia Pacific, plus partners throughout the world, API continues to be one of the premier suppliers of aviation products, supply chain management services and technology solutions in the industry.
    The Company will host a conference call to discuss fourth quarter and full year results on Monday, May 5, 2003 at 10:00 a.m. EDT. Interested parties should call 888/394-8045 before 9:55 a.m. EDT. A replay will be available through May 6, 2003. Please call 877/519-4471; PIN is 3910672.
    More information about First Aviation can be found on the World Wide Web at http://www.favs.com and, http://www.apiparts.com.

    Forward-Looking Statements

    Certain statements discussed in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but rather reflect the Company's current expectations concerning future events and results. Such forward-looking statements, including those concerning the Company's expectations, involve known and unknown risks, uncertainties and other factors, some of which are beyond the Company's control, that may cause the Company's actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: the Company's ability to obtain parts and components from its principal suppliers on a timely basis; depressed domestic and international market and economic conditions; especially those currently facing the aviation industry as a whole; the impact of changes in fuel and other freight related costs; relationships with its customers; the ability of the Company's customers to meet their financial obligations to the Company; the ability to obtain and service supply chain management contracts; changes in regulations or accounting standards; the ability to consummate suitable acquisitions and expand; other items that are beyond the Company's control may cause actual results to differ from management's expectations; and other factors as are described in Item 7, (Management's Discussion and Analysis of Financial Condition and Results of Operations) in the Company's Annual Report on Form 10-K for the year ended January 31, 2003. In addition, specific consideration should be given to the various factors described in this release.


                     First Aviation Services Inc.
            Consolidated Condensed Statements of Operations
                 (in thousands, except share amounts)
                              (unaudited)

                          Three months ended          Year ended
                               Jan. 31,                Jan. 31,
                           2003        2002        2003        2002
                        ----------  ----------  ----------  ----------

Net sales               $  23,963   $  25,608   $ 101,737   $ 105,696
Cost of sales              20,219      20,854      83,264      86,680
                        ----------  ----------  ----------  ----------

Gross profit                3,744       4,754      18,473      19,016
Selling, general and
 administrative expenses    4,798       4,177      17,656      16,896
                        ----------  ----------  ----------  ----------

Operating income (loss)
 before corporate
 expenses                  (1,054)        577         817       2,120
Corporate expenses            513         559       2,394       2,628
Litigtion (income)              -        (937)          -        (735)
                        ----------  ----------  ----------  ----------

Income (loss) from
 operations                (1,567)        955      (1,577)        227
Net interest income and
 other                         75         (87)        206         301
Minority interest in
 subsidiary                   (10)        (11)        (42)        (42)
                        ----------  ----------  ----------  ----------

Income (loss) from
 continuing operations
 before income taxes       (1,502)        857      (1,413)        486
Provision for income
 taxes                     (1,751)       (232)     (1,786)       (194)
                        ----------  ----------  ----------  ----------

Income (loss) from
 continuing operations
 before cumulative
 effect
 of accounting change      (3,253)        625      (3,199)        292
Gain from dispositions
 of subsidiaries, net of
 provision for income
 taxes of $175 and $580,
 respectively                   -         253           -         960
Cumulative effect of
 accounting change, net
 of benefit for income
 taxes of $922                  -           -      (2,735)          -
                        ----------  ----------  ----------  ----------

Net income (loss)       $  (3,253)  $     878   $  (5,934)  $   1,252
                        ==========  ==========  ==========  ==========

Basic net income (loss)
 per share, and net
 income (loss) per share
 - assuming dilution:
    Income (loss) from
     continuing
     operations before
     cumulative effect
     of accounting
     change                 (0.45)       0.09       (0.44)       0.04
    Income from
     dispositions of
     subsidiaries               -        0.03           -        0.13
    Cumulative effect of
     accounting change          -           -       (0.38)          -
                        ----------  ----------  ----------  ----------
Basic net income (loss)
 per share, and net
 income (loss) per
 share - assuming
 dilution               $   (0.45)  $    0.12   $   (0.82)  $    0.17
                        ==========  ==========  ==========  ==========

Weighted average shares
 outstanding - basic    7,236,521   7,206,559   7,224,532   7,197,941
                        ==========  ==========  ==========  ==========

Weighted average shares
 outstanding - assuming
 dilution               7,236,521   7,217,343   7,224,532   7,208,725
                        ==========  ==========  ==========  ==========




                     First Aviation Services Inc.
                 Consolidated Condensed Balance Sheets
                 (in thousands, except share amounts)

                                                Jan. 31,     Jan. 31,
                                                  2003         2002
                                               ----------   ----------
                                               (unaudited)      (a)
Assets
Current assets:
    Cash and cash equivalents                  $  26,013    $  31,113
    Trade receivables, net of allowance for
     doubtful accounts of $1,656 and $707,
     respectively                                 12,978       15,396
    Inventory, net of allowance for obsolete
     and slow moving inventory of $997 and
     $885, respectively                           20,617       23,016
    Prepaid expenses, deferred income taxes
     and other                                     1,794        3,063
                                               ----------   ----------

Total current assets                              61,402       72,588

Plant and equipment, net                           3,639        4,100
Goodwill, net                                          -        3,856
                                               ----------   ----------

                                               $  65,041    $  80,544
                                               ==========   ==========

Liabilities and stockholders' equity
Current liabilities:
    Accounts payable                           $  10,324    $  11,464
    Accrued compensation and related expenses,
     and other accrued liabilities                 2,069        2,748
    Income taxes payable                           1,009        1,293
    Obligations under capital leases                   4          180
                                               ----------   ----------

Total current liabilities                         13,406       15,685

    Long-term debt                                14,500       14,800
    Minority interest in subsidiary                1,041        1,041
                                               ----------   ----------

Total liabilities                                 28,947       31,526

Stockholders' equity:
    Common stock, $0.01 par value, 25,000,000
     shares authorized, 7,250,710 and 7,213,753
     shares outstanding, respectively                 91           91
    Additional paid-in capital                    38,445       38,516
    Retained earnings                              7,543       20,728
    Accumulated other comprehensive loss             (96)        (193)
                                               ----------   ----------
                                                  45,983       59,142
    Less: Treasury stock, at cost                 (9,889)     (10,124)
                                               ----------   ----------

Total stockholders' equity                        36,094       49,018
                                               ----------   ----------

Total liabilities and stockholders' equity     $  65,041    $  80,544
                                               ==========   ==========

(a) Balances were derived from the audited balance sheet as of January
    31, 2002.




                     First Aviation Services Inc.
                 Consolidated Statements of Cash Flows
                            (in thousands)

                                             Year ended Jan. 31,
                                       -------------------------------
                                          2003       2002       2001
                                       ---------  ---------  ---------
                                      (unaudited)
Cash flows from operating activities
Net income (loss)                      $ (5,934)  $  1,252   $ (1,830)

Adjustments to reconcile net income
 (loss) to net cash from operating
 activities - non cash expense
 (income):
   Depreciation and amortization          1,372      1,399      1,251
   Deferred income taxes                  1,786          -       (148)
   Compensation paid through issuance
    of stock                                104        112         72
   Loss from discontinued operation           -          -      1,117
   Gain from dispositions of
    subsidiaries                              -       (960)      (593)
   Cumulative effect of accounting
    change                                2,735          -          -
(Increase) decrease in working
 capital assets:
       Trade receivables                  2,418        467     (2,050)
       Inventories                        2,399      1,708     (7,661)
       Prepaid expenses and other
        assets                              421        (73)    (1,662)
Increase (decrease) in working
 capital liabilities:
       Accounts payable                  (1,140)    (2,032)     5,232
       Other accrued liabilities           (685)         -     (7,812)
       Income taxes payable                 (87)         -          -

                                       ---------  ---------  ---------
Net cash provided by (used in)
 operating activities                     3,389      1,873    (14,084)

Cash flows from investing activities
Purchases of plant and equipment and
 other assets - continuing operations      (925)      (683)    (1,529)
Purchase of assets from Superior,
 including acquisition costs                  -     (5,028)         -
Purchases of plant and equipment -
 discontinued operations                      -          -     (1,494)

                                       ---------  ---------  ---------
Net cash used in investing activities      (925)    (5,711)    (3,023)

Cash flows from financing activities
Net borrowings (repayments) on long-
 term debt and capital lease
 obligations                               (476)     3,076      3,411
Repurchases of common stock for
 treasury                                     -         (5)    (4,834)
Dividends paid                           (7,251)         -          -
Other                                        60         25        281

                                       ---------  ---------  ---------
Net cash provided by (used in)
 financing activities                    (7,667)     3,096     (1,142)

Effect of exchange rate changes on
 cash and cash equivalents                  103          -          -

                                       ---------  ---------  ---------
Net change in cash and cash
 equivalents                           $ (5,100)  $   (742)  $(18,249)
Cash and cash equivalents at the
 beginning of the year                   31,113     31,855     50,104
                                       ---------  ---------  ---------
Cash and cash equivalents at the end
 of the year                           $ 26,013   $ 31,113   $ 31,855
                                       =========  =========  =========

Supplemental cash flow disclosures
Cash paid for:
   Interest                            $     54   $    130   $    455
                                       =========  =========  =========

   Income taxes (refunded) paid, net   $   (322)  $   (748)  $  4,196
                                       =========  =========  =========
   Acquisition of equipment through
    incurrence of capital lease
    obligation                         $      -   $      -   $    315
                                       =========  =========  =========



    CONTACT: First Aviation Services Inc., Westport
             Michael D. Davidson, 203/291-3300